BY-LAWS

OF

NUVEEN INVESTMENT TRUST

NUVEEN INVESTMENT TRUST II

NUVEEN INVESTMENT TRUST III

NUVEEN INVESTMENT TRUST V

ORGANIZED AS

MASSACHUSETTS BUSINESS TRUSTS

(Amended and Restated as of May 20, 2020)

ARTICLE I

DECLARATION OF TRUST

AND

OFFICES

Section 1.1.    The Trust; Declaration of Trust. These are the By-Laws, of each Nuveen Open-End Fund listed on Exhibit A, each a Massachusetts business trust established by its own Declaration of Trust (each such fund being referred to individually as the “Trust”). The Trust shall be subject to the Declaration of Trust, as from time to time in effect (the “Declaration of Trust”).

Section 1.2.    Other Offices. The Trust may have such other offices and places of business within or without the Commonwealth of Massachusetts as the Board of Trustees shall determine.

ARTICLE II

SHAREHOLDERS

Section 2.1.    Place of Meetings. (a) Meetings of the Shareholders may be held at such place or places within or without the Commonwealth of Massachusetts as shall be fixed by the Board of Trustees and stated in the notice of the meeting, or in accordance with the following paragraph (b).

(b) Notwithstanding anything to the contrary in these By-Laws, the Trustees or a committee of the Board of Trustees or an officer of the Trust designated by the Board of Trustees for such purpose may determine at any time, including, without limitation, after the calling of any meeting of Shareholders, that any meeting of Shareholders be held solely by means of remote communication or both at a physical location and by means of remote communication. Notwithstanding anything to the contrary in these By-Laws, if it is determined after notice of the meeting has been delivered to Shareholders that participation by Shareholders in the meeting shall or may be conducted by means of remote communication, announcement of such change may be made at any time by press release or any other means as may be permitted or required by Applicable Law (as defined below). Shareholders and proxy holders entitled to be present and to vote at the meeting that are not physically present at such a meeting but participate by means of remote communication shall be considered present in person for all purposes under these By-Laws and may vote at such a meeting. Subject to any guidelines and procedures that the Board of Trustees (or such committee or officer) may adopt, any meeting at which Shareholders or proxy holders are permitted to participate by means of remote communication shall be conducted in accordance with the following, except to the extent otherwise permitted by the federal securities laws and the rules thereunder applicable to the Trust, including any exemptive, interpretive or other relief (including no-action relief) or guidance issued by the Securities and Exchange Commission or the Staff of the Securities and Exchange Commission (collectively, “Applicable Law”).

(i) The Trust shall implement, at the direction of the Chief Administrative Officer or his or her designee, reasonable measures to verify that each person considered present and authorized to vote at the meeting by means of remote communication is a Shareholder or proxy holder;

(ii) The Trust shall implement, at the direction of the Chief Administrative Officer or his or her designee, reasonable measures to provide the Shareholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings; and

(iii) In the event any Shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action shall be maintained by the Trust.

Section 2.2.    Regular Meeting. Regular meetings of the Shareholders for the election of Trustees and the transaction of such other business as may properly come before the meeting shall be held on an annual or other less frequent periodic basis at such date and time as the Board of Trustees by resolution shall designate, except as otherwise required by applicable law.

Section 2.3.    Special Meeting. Special meetings of the Shareholders for any purpose or purposes may be called by the Chair of the Board, the Chief Administrative Officer or two or more Trustees, and may also be called at the written request stating the purpose or purposes of the meeting, of Shareholders entitled to cast at least l0 percent of all the votes entitled to be cast at the meeting.

Section 2.4.    Notice of Meetings. Notice stating the time and place of the meeting and in the case of a special meeting the purpose or purposes thereof and by whom called, shall be delivered to each Shareholder not less than ten (10) nor more than ninety (90) days prior to the meeting, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of the adjournment.

Section 2.5.    Quorum and Action. (a) The holders of a majority of the voting power of the shares of beneficial interest of the Trust (the “Shares”) entitled to vote at a meeting are a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the Shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of Shareholders originally present leaves less than the proportion or number otherwise required for a quorum. Notwithstanding the foregoing, when the holders of Preferred Shares are entitled to elect any of the Trust’s Trustees by class vote of such holders, the holders of 33 1/3% of the Shares entitled to vote at a meeting shall constitute a quorum for the purpose of such an election.

(b)    The Shareholders shall take action by the affirmative vote of the holders of a majority, except in the case of the election of Trustees which shall only require a plurality, of the voting power of the Shares present and entitled to vote at a meeting of Shareholders at which a quorum is present, except as may be otherwise required by the Investment Company Act of 1940, as amended (the “1940 Act”), the Declaration of Trust or any resolution of the Trustees which authorizes the issuance of Preferred Shares.

Section 2.6.    Voting. At each meeting of the Shareholders, every holder of Shares then entitled to vote may vote in person or by proxy and shall have one vote for each Share registered in his or her name.

Section 2.7.    Proxy Representation. A Shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the Trust at or before the meeting at which the appointment is to be effective. The placing of a Shareholder’s name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures which are reasonably designed to verify that such instructions have been authorized by such Shareholder, shall constitute execution of such proxy by or on behalf of such

Shareholder. The appointment of a proxy is valid for eleven months, unless a longer period is expressly provided in the appointment. No appointment is irrevocable unless the appointment is coupled with an interest in the Shares or in the Trust. Any copy, facsimile telecommunication or other reliable reproduction of a proxy may be substituted for or used in lieu of the original proxy for any and all purposes for which the original proxy could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original proxy.

Section 2.8.    Adjourned and Postponed Meetings. Any meeting of Shareholders may by announcement by the person presiding thereat, be adjourned to a designated time and place (or to be held in accordance with Section 2.1(b) hereof) by the vote of the holders of a majority of the Shares present and entitled to vote thereon with respect to the matter to be adjourned whether or not a quorum is so present.    Any meeting of Shareholders may be postponed prior to the meeting by the Trustees or a committee of the Board of Trustees or an officer of the Trust designated by the Board of Trustees for such purpose, in which case announcement of such postponement may be made by press release or other means of public communication as permitted or required by Applicable Law (as defined in Section 2.1(b) hereof). An adjourned or postponed meeting may reconvene or convene as designated or announced, and when a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.9.    Action by Written Consent in Lieu of Meeting of Shareholders. See Section 6.3 of these By-Laws.

ARTICLE III

TRUSTEES

Section 3.1.    Qualifications and Number: Vacancies. Each Trustee shall be a natural person. A Trustee need not be a Shareholder, a citizen of the United States, or a resident of the Commonwealth of Massachusetts. The number of Trustees of the Trust, their term and election and the filling of vacancies, shall be as provided in the Declaration of Trust.

Section 3.2.    Powers. The business and affairs of the Trust shall be managed under the direction of the Board of Trustees. All powers of the Trust may be exercised by or under the authority of the Board of Trustees, except those conferred on or reserved to the Shareholders by statute, the Declaration of Trust or these By-Laws.

Section 3.3.    Investment Policies. It shall be the duty of the Board of Trustees to ensure that the purchase, sale, retention and disposal of portfolio securities and the other investment practices of the Trust are at all times consistent with the investment objectives, policies and restrictions with respect to securities investments and otherwise of the Trust filed from time to time with the Securities and Exchange Commission and as required by the 1940 Act, unless such duty is delegated to an investment adviser pursuant to a written contract, as provided in the Declaration of Trust. The Trustees, however, may delegate the duty of management of the assets of the Trust and may delegate such other of their powers and duties to the Executive Committee or any other committee, or to an individual or corporate investment adviser to act as investment adviser or subadviser pursuant to a written contract.

Section 3.4.    Meetings. Regular meetings of the Trustees may be held without notice at such times as the Trustees shall fix. Special meetings of the Trustees may be called by the Chair of the Board or the Chief Administrative Officer, and shall be called at the written request of two or more Trustees. Unless waived by each Trustee, three days’ notice of special meetings shall be given to each Trustee in person, by mail, by telephone, or by telegram or cable, or by any other means that reasonably may be expected to provide similar notice. Notice of special meetings need not state the purpose or purposes thereof. Meetings of the Trustees may be held at any place within or outside the Commonwealth of Massachusetts. A conference among Trustees by any means of communication through which the Trustees may simultaneously hear each other during the conference constitutes a meeting of the Trustees or of a committee of the Trustees, if the notice requirements have been met (or waived) and if the number of Trustees participating in the conference would be sufficient to constitute a quorum at such meeting. Participation in such meeting by that means constitutes presence in person at the meeting.

Section 3.5.    Quorum and Action. A majority of the Trustees currently holding office, or in the case of a meeting of a committee of the Trustees, a majority of the members of such committee, shall constitute a quorum for the transaction of business at any meeting. If a quorum is present when a duly called or held meeting is convened, the Trustees present may continue to transact business until adjournment, even though the withdrawal of a number of Trustees originally present leaves less than the proportion or number otherwise required for a quorum. At any duly held meeting at which a quorum is present, the affirmative vote of the majority of the Trustees present shall be the act of the Trustees or the committee, as the case may be, on any question, except where the act of a greater number is required by these By-Laws or by the Declaration of Trust.

Section 3.6.    Action by Written Consent in Lieu of Meetings of Trustees. An action which is required or permitted to be taken at a meeting of the Trustees or a committee of the Trustees may be taken by written action signed by the number of Trustees that would be required to take the same action at a meeting of the Trustees or committee, as the case may be, at which all Trustees were present. The written action is effective when signed by the required number of Trustees, unless a different effective time is provided in the written action. When written action is taken by less than all Trustees, all Trustees shall be notified immediately of its text and effective date.

Section 3.7.    Committees. The Trustees, by resolution adopted by the affirmative vote of a majority of the Trustees, may designate from their members an Executive Committee, an Audit Committee (whose function shall be to advise the Trustees as to the selection of and review of the work of the independent public accountants of the Trust) and any other committee or committees, each such committee to consist of two or more Trustees and to have such powers and authority (to the extent permitted by law) as may be provided in such resolution. Any such committee may be terminated at any time by the affirmative vote of a majority of the Trustees.

ARTICLE IV

OFFICERS

Section 4.1.    Number and Qualifications. The officers of the Trust shall include a Chief Administrative Officer, a Controller, one or more Vice Presidents (one of whom may be designated Executive Vice President), a Treasurer, and a Secretary. Any two or more offices may be held by the same person. Unless otherwise determined by the Trustees, each officer shall be appointed by the Trustees for a term which shall continue until the meeting of the Trustees following the next regular meeting of Shareholders and until his or her successor shall have been duly elected and qualified, or until his or her death, or until he or she shall have resigned or have been removed, as hereinafter provided in these By-Laws. The Trustees may from time to time elect, or delegate to the Chair of the Board or the Chief Administrative Officer, or both, the power to appoint, such officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) and such agents as may be necessary or desirable for the business of the Trust. Such other officers shall hold office for such terms as may be prescribed by the Trustees or by the appointing authority. The Chair of the Board is not deemed to be an officer of the Trust by virtue of serving as Board Chair.

Section 4.2.    Resignations. Any officer of the Trust may resign at any time by giving written notice of his or her resignation to the Trustees, the Chair of the

Board, the Chief Administrative Officer or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.3.    Removal. An officer may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the Trustees present at a duly convened meeting of the Trustees.

Section 4.4.    Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause, may be filled for the unexpired portion of the term by the Trustees, or in the manner determined by the Trustees.

Section 4.5.    The Chair of the Board. The Chair of the Board shall be elected from among the Trustees. He or she shall:

(a)    have general active management of the business of the Trust;

(b)    when present, preside at all meetings of the Trustees and of the Shareholders, except that regardless of whether present he or she may delegate (i) the responsibility to preside at meetings of the Trustees to another Trustee, and (ii) the responsibility to preside at meetings of the Shareholders to another Trustee, to the Chief Administrative Officer, or to another officer of the Fund;

(c)    see that all orders and resolutions of the Trustees are carried into effect;

(d)    sign and deliver in the name of the Trust any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Trust, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Declaration of Trust or By-Laws or by the Trustees to some other officer or agent of the Trust; and

(e)    maintain records of and, whenever necessary, certify all proceedings of the Trustees and the Shareholders.

In the absence of the Chief Administrative Officer or in the event of his or her disability, or inability to act or to continue to act, the Chair of the Board may either (i) perform the duties of the Chief Administrative Officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the

Chief Administrative Officer; or (ii) appoint a temporary Chief Administrative Officer who, when so acting, shall have all the powers of, and be subject to the restrictions upon, the Chief Administrative Officer.

Moreover, in the absence of the Chair, or in the event of his or her disability, or inability to act or to continue to act, the Board of Trustees may appoint a temporary Chair who shall be empowered to perform the duties of the Chair, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chair.

The Chair of the Board shall be authorized to do or cause to be done all things necessary or appropriate, including preparation, execution and filing of any documents, to effectuate the registration from time to time of the Shares of the Trust with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. He or she shall perform all duties incident to the office of Chair of the Board and such other duties as from time to time may be assigned to him or her by the Trustees or by these By-Laws.

Section 4.6.    The Chief Administrative Officer. The Chief Administrative Officer shall be the chief executive and operating officer of the Trust and, subject to the Chair of the Board, he or she shall have general authority over and general management and control of the business and affairs of the Trust. In general, he or she shall discharge all duties incident to the office of the chief executive and operating officer of the Trust and such other duties as may be prescribed by the Trustees from time to time. The Chief Administrative Officer shall be authorized to do or cause to be done all things necessary or appropriate, including preparation, execution and filing of any documents, to effectuate the registration from time to time of the Common Shares or Preferred Shares of the Trust with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. He or she shall perform all duties incident to the office of Chief Administrative Officer and such other duties as from time to time may be assigned to him or her by the Trustees or by these By-Laws.

Section 4.7.    Executive Vice-President. In the case of the absence or inability to act of the Chief Administrative Officer and the Chair of the Board, the Executive Vice-President shall perform the duties of the Chief Administrative Officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Administrative Officer. The Executive Vice-President shall perform all duties incident to the office of Executive Vice-President and such other duties as from time to time may be assigned to him or her by the Trustees, the Chief Administrative Officer or these By-Laws.

Section 4.8.    Vice Presidents. Each Vice-President shall perform all such duties as from time to time may be assigned to him or her by the Trustees, the Chair of the Board or the Chief Administrative Officer.

Section 4.9.    Controller. The Controller shall:

(a)    keep accurate financial records for the Trust;

(b)    render to the Chair of the Board, the Chief Administrative Officer and the Trustees, whenever requested, an account of all transactions by and of the financial condition of the Trust; and

(c)    in general, perform all the duties incident to the office of Controller and such other duties as from time to time may be assigned to him or her by the Trustees, the Chair of the Board or the Chief Administrative Officer.

Section 4.10.    Treasurer. The Treasurer shall:

(a)    have charge and custody of, and be responsible for, all the funds and securities of the Trust, except those which the Trust has placed in the custody of a bank or trust company pursuant to a written agreement designating such bank or trust company as custodian of the property of the Trust, as required by Section 6.6 of these By-Laws;

(b)    deposit all money, drafts, and checks in the name of and to the credit of the Trust in the banks and depositories designated by the Trustees;

(c)    endorse for deposit all notes, checks, and drafts received by the Trust making proper vouchers therefor:

(d)    disburse corporate funds and issue checks and drafts in the name of the Trust, as ordered by the Trustees; and

(e)    in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Trustees, the Chair of the Board or the Chief Administrative Officer.

Section 4.11.    Secretary. The Secretary shall:

(a)    keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Trustees, the committees of the Trustees and the Shareholders;

(b)    see that all notices are duly given in accordance with the provisions of these By-Laws and as required by statute;

(c)    be custodian of the records of the Trust;

(d)    see that the books, reports, statements, certificates and other documents and records required by statute to be kept and filed are properly kept and filed; and

(e)    in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Trustees, the Chair of the Board or the Chief Administrative Officer.

Section 4.12.    Salaries. The salaries of all officers shall be fixed by the Trustees and the Trustees.

ARTICLE V

SHARES

Section 5.1.    Share Certificates. Each owner of Common Shares of the Trust shall be entitled upon request to have a certificate, in such form as shall be approved by the Trustees, representing the number of Common Shares of the Trust owned by him or her. Certificates representing fractional Common Shares shall not be issued. The certificates representing Common Shares shall be signed in the name of the Trust by the Chair of the Board, the Chief Administrative Officer, the Executive Vice President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer (which signatures may be either manual or facsimile, engraved or printed). In case any officer who shall have signed such certificate shall have ceased to be such officer before such certificates shall be issued, they may nevertheless be issued by the Trust with the same effect as if such officer were still in office at the date of their issuance. No certificates representing Preferred Shares shall be issued except as the Trustees may otherwise authorize.

Section 5.2.    Books and Records; Inspection. The Trust shall keep at its principal executive office, or at another place or places within the United States determined by the Trustees, a share register not more than one year old, containing the names and addresses of the shareholders and the number of Shares held by each Shareholder. The Trust shall also keep, at its principal executive office, or at another place or places within the United States determined by the Trustees, a record of the dates on which certificates representing Shares were issued.

Section 5.3.    Share Transfers. Upon compliance with any provisions restricting the transferability of Shares that may be set forth in the Declaration of Trust, these By-Laws, or any resolution or written agreement in respect thereof, transfers of Shares of the Trust shall be made only on the books of the Trust by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with an officer of the Trust, or with a transfer agent or a registrar and on surrender of any certificate or certificates for such Shares properly endorsed and the payment of all taxes thereon. Except as may be otherwise provided by law or these By-Laws, the person in whose name Shares stand on the books of the Trust shall be deemed the owner thereof for all purposes as regards the Trust; provided that whenever any transfer of Shares shall be made for collateral security, and not absolutely, such fact, if known to an officer of the Trust, shall be so expressed in the entry of transfer.

Section 5.4.    Regulations. The Trustees may make such additional rules and regulations, not inconsistent with these By-Laws, as they may deem expedient concerning the issue, certification, transfer and registration of Shares of the Trust. They may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for Shares to bear the signature or signatures of any of them.

Section 5.5.    Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing Shares of the Trust shall immediately notify the Trust of any loss, destruction or mutilation of such certificate, and the Trust may issue a new certificate in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Trustees may, in their discretion, require such owner or his or her legal representatives to give to the Trust a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Trustees in their absolute discretion shall determine, to indemnify the Trust against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of a new certificate. Anything herein to the contrary notwithstanding, the Trustees, in their absolute discretion, may refuse to issue any such new certificate, except as otherwise required by law.

Section 5.6.    Record Date; Certification of Beneficial Owner. (a) The Trustees may fix a date not more than ninety (90) days before the date of a meeting of Shareholders as the date for the determination of the holders of Shares entitled to notice of and entitled to vote at the meeting or any adjournments or postponements thereof.

(b)    The Trustees may fix a date for determining Shareholders entitled to receive payment of any dividend or distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of Shares.

(c)    In the absence of such fixed record date, (i) the date for determination of Shareholders entitled to notice of and entitled to vote at a meeting of Shareholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, and (ii) the date for determining Shareholders entitled to receive payment of any dividend or distribution or an allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of Shares shall be the close of business on the day on which the resolution of the Trustees is adopted.

(d)    A resolution approved by the affirmative vote of a majority of the Trustees present may establish a procedure whereby a Shareholder may certify in writing to the Trust that all or a portion of the Shares registered in the name of the Shareholder are held for the account of one or more beneficial owners. Upon receipt by the Trust of the writing, the persons specified as beneficial owners, rather than the actual Shareholders, are deemed the Shareholders for the purposes specified in the writing.

ARTICLE VI

MISCELLANEOUS

Section 6.1.    Fiscal Year. The fiscal year of the Trust shall be as fixed by the Trustees of the Trust.

Section 6.2.    Notice and Waiver of Notice. (a) Any notice of a meeting required to be given under these By-Laws to Shareholders or Trustees, or both, may be waived by any such person (i) orally or in writing signed by such person before, at or after the meeting or (ii) by attendance at the meeting in person or, in the case of a Shareholder, by proxy.

(b)    Except as otherwise specifically provided herein, all notices required by these By-Laws shall be printed or written, and shall be delivered either personally, by telecopy, telegraph or cable, or by mail or courier or delivery service, and, if mailed, shall be deemed to be delivered when deposited in the

United States mail, postage prepaid, addressed to the Shareholder or Trustee at his or her address as it appears on the records of the Trust.

ARTICLE VII

AMENDMENTS

Section 7.1.    These By-Laws may be amended or repealed, or new By-Laws may be adopted, by the Trustees at any meeting thereof or by action of the Trustees by written consent in lieu of a meeting.

Exhibit A

NUVEEN OPEN-END FUNDS

(Organized as Massachusetts Business Trusts)

Nuveen Investment Trust

Nuveen Investment Trust II

Nuveen Investment Trust III

Nuveen Investment Trust V, organized September 27, 2006